Exhibit 10.1

ADDENDUM TO EMPLOYMENT AGREEMENT

This Addendum (this “Addendum”) is made as of November 28, 2025, by and between SuperX AI Technology Limited (the “Company”) and Dr. Chenhong Huang (“Dr. Huang”). It modifies the Employment Agreement dated November 15, 2025 (the “Agreement”) between the Company and Dr. Huang.

1.	Amendment to Closing Date.

Section 1.03(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Upon onboarding, the Executive shall receive an equity award valued at USD1,500,000, granted under the Company’s standard equity incentive plan (The number of shares granted will be determined based on the closing price of the Company’s shares from the previous trading day before the onboarding date of the Executive, which is November 28, 2025.)”

2.	No Other Amendments.

Except as expressly amended by this Addendum, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3.	Counterparts.

This Addendum may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery by electronic signature or PDF shall be deemed effective execution and delivery.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

SUPERX AI TECHNOLOGY LIMITED

By:	/s/ Yu Chun Kit
Name:	Yu Chun Kit
Title:	Executive Director and Interim Chief Financial Officer

By:	/s/ Chenhong Huang
Name:	DR. CHENHONG HUANG